Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
United Security Bancshares and Subsidiaries

We consent to the incorporation by reference in the registration statement (No. 333-89362) dated May 30, 2002 on Form S-8 and in the registration statement (No. 333-10078) dated September 25, 2002 on Form S-8 of United Security Bancshares of our report dated February 28, 2005, with respect to the consolidated balance sheets of United Security Bancshares as of December 31, 2004 and 2003, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and our report dated April 19, 2005, with respect to United Security Bancshares management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report is included in this amended annual report on Form 10-K/A Amendment No. 2 of United Security Bancshares for the year ended December 31, 2004.

/s/ Moss Adams LLP

Everett, Washington
April 25, 2005